EXHIBIT 10.43
Form RSU-010

RESTRICTED STOCK UNIT AWARD AGREEMENT under the FIRST SOLAR, INC. 2015 OMNIBUS INCENTIVE COMPENSATION PLAN, between First Solar, Inc. (the “Company”), a Delaware corporation, and the individual (the “Participant”) set forth on the Grant Notice which incorporates this Form RSU-010 by reference.

This Restricted Stock Unit Award Agreement including any addendum hereto and the Grant Notice (collectively, this “Award Agreement”) set forth the terms and conditions of an award of Restricted Stock Units (this “Award”) that is being granted to the Participant set forth on the Grant Notice on the date set forth in the Grant Notice (such date, the “Grant Date”), under the terms of the First Solar, Inc. 2015 Omnibus Incentive Compensation Plan (the “Plan”) for the number of restricted stock units (each such restricted stock unit, an “RSU”) set forth in the Grant Notice. Each RSU constitutes an unfunded and unsecured promise of the Company to deliver (or cause to be delivered) to the Participant one share of the common stock of the Company (a “Share”), subject to the all terms and conditions of this Award Agreement and the Plan, including without limitation, THE DISPUTE RESOLUTION PROVISIONS SET FORTH IN SECTION 15 OF THIS AWARD AGREEMENT.

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SECTION 1.     The Plan. This Award is made pursuant to the Plan, all the terms of which are hereby incorporated in this Award Agreement. In the event of any conflict between the terms of the Plan, on the one hand, and the terms of this Award Agreement, on the other hand, the terms of the Plan shall govern.

SECTION 2.     Definitions. The following terms are defined in this Award Agreement, and shall when capitalized have the meaning ascribed to them in this Award Agreement in the locations set forth below.

Defined Term	Cross-Ref.	Defined Term	Cross-Ref.
“Addendum”	Section 19	“Grant Date”	Paragraph 2
“Affiliate”	Section 3(a)	“Participant”	Paragraph 1
“Award”	Paragraph 2	“Plan”	Paragraph 2
“Award Agreement”	Paragraph 2	“RSU”	Paragraph 2
“Business Day”	Section 16	“Share”	Paragraph 2
“Company”	Paragraph 1	“Tax-Related Items”	Section 7
“Employer”	Section 7	“Vesting Date”	Section 3(a)
Capitalized terms that are not defined in this Award Agreement shall have the meanings used or defined in the Plan.
SECTION 3.     Vesting and Delivery of Shares
(a)     Vesting. Except as otherwise determined by the Committee in its sole discretion, the Participant shall vest in the number of RSUs that corresponds to the vesting date(s) set forth in the Grant Notice (each, a “Vesting Date”); provided that the Participant is actively employed by the Company or an Affiliate on the relevant Vesting Date. For purposes of this Award Agreement, an “Affiliate” of the Company is an individual or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.

(b)     Delivery of Shares. On or shortly following, but in no event later than 30 days after, each Vesting Date, the Company shall deliver to the Participant one Share for each RSU that vests on such date.
SECTION 4.     Forfeiture of RSUs. Unless the Committee determines otherwise, or unless otherwise provided in the Grant Notice, a written agreement between the Company and the Participant or any other plan, policy or program of the Company then in effect, if the Participant’s rights with respect to any RSUs awarded pursuant to this Award Agreement do not vest prior to the date on which the Participant’s employment or service relationship with the Company and/or its Affiliates terminates for any reason, the Participant’s rights with respect to such RSUs shall immediately terminate, and the Participant will not be entitled to receive any Shares or any other payments or benefits with respect thereto (as further described in Section 9(l) below).
SECTION 5.     Voting Rights; Dividend Equivalents. The Participant shall not be entitled to exercise any voting rights with respect to an RSU and shall not be entitled to receive dividends, dividend equivalents or other distributions with respect to the Shares underlying such RSU prior to the date on which the Participant’s rights with respect to the RSU have become vested and Shares are delivered to the Participant.
SECTION 6.     Non-Transferability of RSUs. Unless otherwise provided by the Committee in its discretion, RSUs may not be sold, assigned, alienated, transferred, pledged, attached or otherwise encumbered by the Participant. Any purported sale, assignment, alienation, transfer, pledge, attachment or other encumbrance of an RSU in violation of the provisions of this Section 6 shall be void.
SECTION 7.     Responsibility for Taxes.
(a)     Regardless of any action the Company or the Participant’s employer, if other than the Company (the “Employer”), takes with respect to any or all federal, state or local income tax, social security contributions, payroll tax, payment on account or other tax-related items related to the Participant’s participation in the Plan that are legally applicable to the Participant (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and that such liability may exceed the amount actually withheld, if any, by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, without limitation, the grant, vesting or settlement of the RSUs, the issuance of Shares on the relevant Vesting Date, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the Award or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant becomes subject to tax and/or social security contributions in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)     Prior to any relevant taxable, tax and/or social security contribution withholding event, the Participant shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company or its agent to satisfy any applicable withholding obligations with regards to Tax-Related Items by withholding a number of Shares to be issued upon settlement of the RSUs. If, for any reason, the Shares that would otherwise be deliverable to the Participant upon settlement of the RSUs would be insufficient to satisfy the tax withholding obligations, or if such withholding in Shares is problematic under applicable tax or securities law or has materially adverse accounting consequences, the Participant authorizes (i) the Company and any brokerage firm determined acceptable to the Company to sell on the Participant’s behalf a whole number of Shares from those Shares to be issued to the Participant as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy any applicable withholding obligations for Tax-Related Items and (ii) the Company, the Employer and any Affiliate to withhold an amount from the Participant’s wages or other compensation or require the

Participant to make a cash payment sufficient to fully satisfy any applicable withholding obligations for Tax-Related Items.

(c)     Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum rates, in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Shares. If the obligation for Tax-Related Items is satisfied by withholding in Shares, the Participant is deemed, for tax and/or social security contributions and other purposes, to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of Shares are held back solely for the purposes of paying the Tax-Related Items due as a result of any aspect of the Participant’s participation in the Plan.

(d)     The Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Participant expressly acknowledges that the delivery of Shares pursuant to Section 3(b) above is conditioned on satisfaction of all Tax-Related Items in accordance with this Section 7, and that the Company may refuse to deliver the Shares if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.

SECTION 8.     Consents and Legends.
(a)     Consents. The Participant’s rights in respect of the RSUs are conditioned on the receipt to the full satisfaction of the Committee of any required consents that the Committee may determine to be necessary or advisable (including, without limitation, the Participant’s consent to the Company’s supplying to any third-party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan, as may further be described to the extent applicable discussing applicable data privacy considerations in an addendum to this Award Agreement, as described in Section 19).
(b)     Legends. The Company may affix to certificates for Shares issued pursuant to this Award Agreement any legend that the Committee determines to be necessary or advisable (including to reflect any restrictions to which the Participant may be subject under any applicable securities laws). The Company may advise the applicable transfer agent to place a stop order against any legended Shares.
SECTION 9.     Nature of Award. As a condition to receipt of this Award, the Participant acknowledges, understands and agrees that:
(a)     the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Award Agreement;
(b)     this Award is exceptional, voluntary and occasional and does not create any contractual or other right to receive future awards of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted repeatedly in the past;
(c)     all decisions with respect to future awards of RSUs, if any, will be at the sole discretion of the Company;
(d)     the Participant’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate the Participant’s employment relationship at any time;
(e)     the Participant’s participation in the Plan is voluntary;

(f)     the RSUs and the Shares subject to the RSUs are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which are outside the scope of the Participant’s employment agreement, if any, unless such agreement is directly with the Company and specifically provides to the contrary;
(g)     the RSUs and the Shares subject to the RSUs, and the income from and value of same, are not intended to replace any pension rights or compensation;
(h)     the RSUs and the Shares subject to the RSUs, and the income from and value of same, are not part of normal or expected compensation or salary for any purposes, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer, or any Affiliate;
(i)     this Award and the Participant’s participation in the Plan will not be interpreted to form or amend an employment or service agreement or relationship with the Company or any Affiliate;
(j)     the future value of the underlying Shares is unknown and cannot be predicted with certainty;
(k)     no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from termination of the Participant’s employment or other service relationship by the Company or the Employer (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any);
(l)     except as otherwise provided by the Committee or the Grant Notice, in the event of termination of the Participant’s employment or service relationship, the Participant’s right to vest in the RSUs under the Plan, if any, will terminate effective as of the date the Participant is no longer actively providing services to the Company, the Employer or any Affiliate of the Company (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), and unless otherwise expressly provided in this Award Agreement or determined by the Company, the Participant’s right to vest in the RSU under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any); the Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the RSUs (including whether the Participant may still be considered to be providing services while on a leave of absence);
(m)     unless otherwise agreed with the Company, the RSUs and Shares subject to the RSUs, and the income from and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of an Affiliate;
(n)     the RSUs and the benefits under the Plan, if any, will not automatically transfer to a successor company in the case of a Change of Control or a merger, takeover, or transfer of liability of the Employer; and
(o)     neither the Company nor the Employer or any Affiliate shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Award or of any amounts due to the Participant for the settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement.
SECTION 10.     No Advice Regarding Grant. Nothing in this Award Agreement should be viewed as the provision by the Company of any tax, legal, or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant understands and agrees that the Participant should consult with the Participant’s own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action in relation thereto.
SECTION 11.     Adjustments. In the event of any change in the outstanding Shares by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, sale by the Company of all or part of its assets, distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual event occurring after the Grant Date and prior to the end of the vesting period, that affects the value of the RSUs or Shares, the number, class and kind of the securities subject to the RSUs, or the number of RSUs, as appropriate, shall be adjusted by the Committee to reflect the occurrence of such event.

SECTION 12.     Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Receipt of this Award is conditioned upon the Participant’s consent to such electronic delivery and the Participant’s agreement to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.
SECTION 13.     Successors and Assigns of the Company. The terms and conditions of this Award Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns.
SECTION 14.     Committee Discretion. The Committee shall have full and plenary discretion with respect to any actions to be taken or determinations to be made in connection with this Award Agreement, and its determinations shall be final, binding and conclusive.
SECTION 15.     Dispute Resolution.
(a)     Jurisdiction and Venue. Notwithstanding any provision in any employment agreement between the Participant and the Company or any Affiliate, the Participant and the Company hereby irrevocably submit to the exclusive jurisdiction of (i) the United States District Court for the District of Delaware and (ii) the courts of the State of Delaware for the purposes of any action, suit or other proceeding arising out of this Award Agreement or the Plan. The Participant and the Company agree to commence any such action, suit or proceeding either in the United States District Court for the District of Delaware or, if such action, suit or other proceeding may not be brought in such court for jurisdictional reasons, in the courts of the State of Delaware. The Participant and the Company further agree that service of any process, summons, notice or document by U.S. registered mail (or its equivalent in the Participant’s country of residence) to the applicable address set forth in Section 16 below shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which the Participant has submitted to jurisdiction in this Section 15(a). The Participant and the Company irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Award Agreement or the Plan in (A) the United States District Court for the District of Delaware, or (B) the courts of the State of Delaware, and hereby and thereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(b)     Waiver of Jury Trial. Notwithstanding any provision in the Participant’s employment agreement, if any, between the Participant and the Company, the Participant and the Company hereby waive, to the fullest extent permitted by applicable law, any right either may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Award Agreement or the Plan.
(c)     Confidentiality. The Participant hereby agrees to keep confidential the existence of, and any information concerning, a dispute described in this Section 15, except that the Participant may disclose information concerning such dispute to the court that is considering such dispute or to the Participant’s legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute).
SECTION 16.     Notice. All notices, requests, demands and other communications required or permitted to be given under the terms of this Award Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three Business Days after they have been mailed by U.S. registered mail (or its equivalent in the Participant’s country of residence), return receipt requested, postage prepaid, addressed to the other party as set forth below:

If to the Company:	First Solar, Inc. 350 W Washington Street, Suite 600 Tempe, AZ 85281 Attention: Stock Plan Administrator
If to the Participant:	To the address most recently supplied to the Company and set forth in the Company’s records
The parties may change the address to which notices under this Award Agreement shall be sent by providing written notice to the other in the manner specified above. For this purpose, “Business Day” means a day that is not a Saturday, a Sunday or a day on which banking institutions are legally permitted to be closed in Phoenix, Arizona, U.S.
SECTION 17.     Governing Law. This Award Agreement shall be deemed to be made in the State of Delaware, and the validity, construction and effect of this Award Agreement in all respects shall be determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.
SECTION 18.     Headings. Headings are given to the Sections and subsections of this Award Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Award Agreement or any provision thereof.
SECTION 19.     Country-Specific or Other Addenda.
(a)     Notwithstanding any provisions in this Award Agreement or the Plan, this Award shall be subject to such special terms and conditions set forth in any Addendum attached hereto (“Addendum”) or as may later become applicable, as described herein.
(b)     If the Participant becomes subject to the laws of a jurisdiction to which an Addendum applies, the special terms and conditions for such jurisdiction will apply to this Award to the extent the Committee determines that the application of such terms and conditions is necessary or advisable to comply with local laws or to facilitate the administration of the Plan; provided the imposition of the term or condition will not result in any adverse accounting expense with respect to the Award.
(c)     Any Addendum attached hereto shall be considered a part of this Award Agreement.
SECTION 20.     Severability. The provisions of this Award Agreement are severable, and, if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions nevertheless shall be binding and enforceable.
SECTION 21.     Amendment of this Award Agreement. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Award Agreement prospectively or retroactively; provided, however, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely impair the Participant’s rights under this Award

Agreement shall not, to the extent of such impairment, be effective without the Participant’s consent (it being understood, notwithstanding the foregoing proviso, that this Award Agreement and the RSUs shall be subject to the provisions of Section 7(c) of the Plan).
SECTION 22.     Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the RSUs and on any Shares acquired under this Award, to the extent that the Company determines it is necessary or advisable to comply with local law or facilitate the administration of the Plan, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
SECTION 23.     Acceptance of Terms and Conditions for RSUs. As a condition to receipt of this Award, the Participant confirms that he/she has read and understood the documents relating to this Award (i.e., the Plan, this Award Agreement, including any Addendum) and accepts the terms of those documents accordingly.
SECTION 24.     Counterparts. Where signature of this Award Agreement is contemplated in the Grant Notice or any Addendum, this Award Agreement may be signed in counterparts, with the same effect as if the signatures thereto and hereto were upon the same instrument.
SECTION 25.     Code Section 409A. The vesting and settlement of RSUs awarded pursuant to this Award Agreement are intended to qualify for the “short-term deferral” exemption from Section 409A of the Code, and the provisions of this Award Agreement will be interpreted, operated, and administered in a manner consistent with these intentions. Anything to the contrary in the Plan or this Award Agreement requiring the consent of the Participant notwithstanding, the Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Award Agreement to ensure that the RSUs qualify for exemption from or comply with Section 409A of the Code; provided, however, that the Company makes no representations that the RSUs will be exempt from or comply with Section 409A of the Code, and makes no undertaking to preclude Section 409A of the Code from applying to the RSUs, and the Company will have no liability to the Participant or any other party if a payment under this Award Agreement that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto.
SECTION 26.     Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of the Award Agreement shall not operate or be considered as a waiver of any other provision of the Award Agreement, or of any subsequent breach by the Participant or any other participant.
SECTION 27.     Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that he or she may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the Shares are listed and in applicable jurisdictions, including the United States, the Participant’s country and the designated broker’s country, that may affect his or her ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., RSUs) or rights linked to the value of Shares under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before the Participant possessed inside information.  Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant acknowledges that it is his or her responsibility to comply with any applicable restrictions, and the Participant should consult his or her personal advisor on this matter.
SECTION 28.     Foreign Asset/Account, Exchange Control and Tax Reporting. The Participant acknowledges that the Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of Shares or cash (including dividends and the proceeds arising from the sale of Shares) derived from his or her participation in the Plan in, to and/or from a brokerage/bank account or legal entity located outside the Participant’s country. The applicable laws of the Participant’s country may require that the Participant report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. The Participant acknowledges that he or she is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and should consult his or her personal legal advisor on this matter.
SECTION 29.     Entire Agreement. This Award Agreement (including any addenda), the Grant Notice and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto.

ADDENDUM
ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO
AWARD AGREEMENT (RSU-010)
TERMS AND CONDITIONS
This Addendum, which is part of the Award Agreement, includes additional terms and conditions that govern the Award and that will apply to the Participant if he or she resides in one of the countries listed below. Capitalized terms that are not defined in this Addendum shall have the meanings used or defined in the Award Agreement or the Plan.

NOTIFICATIONS

This Addendum also includes information regarding securities, exchange control and certain other issues of which the Participant should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the countries set forth below as of August 2019. Such laws are often complex and change frequently. As a result, the Participant should not rely solely on this Addendum for information relating to the consequences of participating in the Plan because such information may be outdated when the Participant’s RSUs vest and/or the Participant sells any Shares acquired on a Vesting Date.

In addition, the information set forth in this Addendum is general in nature and may not apply to the Participant’s particular situation. As a result, the Company is not in a position to assure the Participant of any particular result. The Participant therefore should seek appropriate professional advice as to the application of relevant laws in the Participant’s country to the Participant’s particular situation.

Finally, if the Participant is a citizen or resident of a country other than the one in which he or she currently is working, or transfers to a different country after the Grant Date, the information set forth in this Addendum may not apply to the Participant.

ALL COUNTRIES OUTSIDE THE U.S.

Data Privacy Consent. Notice. The purpose of this Notice is to inform the Participant about how the Company processes the Participant’s personal data (“Personal Data”) in connection with the Plan and the Award Agreement. The Company is the controller of the Participant’s Personal Data.

(a)    Data Processing and Legal Basis. The Company collects, uses and otherwise processes Personal Data about the Participant for the Company’s legitimate business interests for the purposes of allocating Shares and implementing, administering and managing the Plan and/or for the purposes of performing a contract between the Company and the Participant. The Personal Data processed by the Company may include, without limitation, the Participant’s name, home address and telephone number, email address, date of birth, social insurance number, passport number or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company or its Affiliates, details of all Awards or any other entitlement to shares of stock or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor of implementing, administering and managing the Plan.

(b)    Stock Plan Administration Service Providers. The Company may transfer the Participant’s Personal Data, or parts thereof, to (i) E*Trade Financial (and its affiliated companies), an independent service provider based in the United States which assists the Company with the implementation, administration and management of the Plan and (ii) My Equity Comp (and its affiliated companies), an independent service provider based in the United States which assists the Company with the preparation of tax forms and tax returns. In the future, the Company may select different service providers and share the Participant’s Personal Data with such different service providers that serves the Company in a similar manner. The Company’s service providers will open an account for the Participant to receive and trade Shares acquired under the Plan and that the Participant will be asked to agree on separate terms and data processing practices with the service provider, which is a condition of the Participant’s ability to participate in the Plan. In addition to the foregoing service providers, the Company may transfer portions of the Participant’s Personal Data related to the Participant’s stock holdings to competent public authorities in connection with statutory audit reports and/or where required by law.

(c)    International Data Transfers. The Company and, as of the date hereof, any third parties assisting in the implementation, administration and management of the Plan, such as E*Trade Financial, are based in the United States. If the Participant is located outside the United States, the Participant’s country may have enacted data privacy laws that are different from the laws of the United States. Where it is necessary to transfer the Participant’s Personal Data to a different country to where the Participant is based, the Company has implemented appropriate safeguards to protect the Participant’s Personal Data, including the execution of data transfer agreements with the recipient of the information. For further information, or a copy of, the adequate safeguards adopted by the Company, the Participant should contact the Participant’s local human resources representative. The Company shall process any request in line with applicable law and the Company policy and procedures.

(d)    Data Retention. The Company will process the Participant’s Personal Data only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan, or to comply with legal or regulatory obligations, including under tax and securities laws. In the latter case, the Participant understands and acknowledges that the Company’s legal basis for the processing of the Participant’s Personal Data would be compliance with the relevant laws or regulations. When the Company no longer needs the Participant’s Personal Data for any of the above purposes, the Participant understands the Company will remove it from its systems.

(e)    Data Subject Rights. The Data subject rights regarding the processing of personal data vary depending on the applicable law and that, depending on where the Participant is based and subject to the conditions set out in the applicable law, the Participant may have, without limitation, the rights to (i) inquire whether and what kind of Personal Data the Company holds about the Participant and how it is processed, and to access or request copies of such Personal Data, (ii) request the correction or supplementation of Personal Data about the Participant that is inaccurate, incomplete or out- of-date in light of the purposes underlying the processing, (iii) obtain the erasure of Personal Data no longer necessary for the purposes underlying the processing, processed based on withdrawn consent, processed for legitimate interests that, in the context of the Participant’s objection, do not prove to be compelling, or processed in non-compliance with applicable legal requirements, (iv) request the Company to restrict the processing of the Participant’s Personal Data in certain situations where the Participant feels its processing is inappropriate, (v) object, in certain circumstances, to the processing of Personal Data for legitimate interests, and to (vi)request portability of the Participant’s Personal Data that the Participant has actively or passively provided to the Company (which does not include data derived or inferred from the collected data), where the processing of such Personal Data is based on consent or the Participant’s employment and is carried out by automated means. In case of concerns, the Participant may also have the right to lodge a complaint with the competent local data protection authority. Further, to receive clarification of, or to exercise any of, the Participant’s rights the Participant should contact the Participant’s local human resources representative.

Language. The Participant acknowledges that he or she is proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Participant to understand the terms and conditions of this Award Agreement. If the Participant receives the Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

AUSTRALIA

TERMS AND CONDITIONS

Australian Offer Document. The Participant’s right to participate in the Plan, vest in the RSUs, and receive the Shares underlying the RSUs granted under the Plan is subject to the terms and conditions stated in the Plan, the Australian

Offer Document, the Award Agreement and this Addendum, all of which are intended to comply with the provisions of the Australian Corporations Act 2001, ASIC Regulatory Guide 49 and ASIC Class Order CO 14/1000.

RSUs Payable in Shares Only. Notwithstanding any discretion in the Plan, due to securities law considerations in Australia, the RSUs will be settled in Shares only. The RSUs do not provide any right for the Participant to receive a cash payment.

Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to conditions in the Act).

NOTIFICATIONS

Exchange Control Notification. Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers. If there is an Australian bank assisting with the transaction, the Australian bank will file the report for the Participant. If there is no Australian bank involved in the transaction, the Participant must file the report.

BELGIUM

NOTIFICATIONS

Tax Reporting Notification. The Participant must report any taxable income attributable to the RSUs on the Participant’s annual tax return.

Foreign Asset/Account Reporting Notification. The Participant must report securities held (including Shares) or any bank or brokerage accounts opened and maintained outside Belgium on the Participant’s annual tax return. In a separate report, the Participant is required to report to the National Bank of Belgium the details of such accounts opened and maintained outside Belgium. This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under the Kredietcentrales / Centrales des crédits caption.

Stock Exchange Tax. A stock exchange tax applies to transactions executed by a Belgian resident through a non-Belgian financial intermediary, such as a U.S. broker. The stock exchange tax will likely apply when Shares acquired upon vesting of the RSUs are sold. The Participant should consult with his or her personal tax advisor for additional details on his or her obligations with respect to the stock exchange tax.

Brokerage Account Tax. A brokerage account tax applies to Belgian residents if the average annual value of securities (including Shares) held in a brokerage account exceeds certain thresholds. Belgian residents should consult with a personal tax or financial advisor for additional details on their obligations with respect to the brokerage account tax.

BRAZIL

TERMS AND CONDITIONS

Compliance with Law. By accepting the Award, the Participant agrees to comply with applicable Brazilian laws and pay any and all applicable taxes associated with the issuance of Shares upon vesting of the RSUs, the subsequent sale of Shares issued in settlement of the RSUs, and the receipt of any dividends.

Labor Law Acknowledgment. By accepting the Award, the Participant agrees that (i) he or she is making an investment decision, (ii) the Shares will be issued to the Participant only if the vesting conditions are met, and (iii) the value of the underlying Shares is not fixed and may increase or decrease in value over the vesting period without compensation to the Participant.

NOTIFICATIONS

Foreign Asset/Account Reporting Notification. If the Participant holds assets and rights outside Brazil with an aggregate value exceeding US$100,000, the Participant will be required to prepare and submit to the Central Bank of Brazil an annual declaration of such assets and rights, including: (i) bank deposits; (ii) loans; (iii) financing transactions; (iv) leases; (v) direct investments; (vi) portfolio investments, including Shares acquired under the Plan; (vii) financial derivatives investments; and (viii) other investments, including real estate and other assets. In addition, if the Participant holds such assets and rights outside Brazil with an aggregate value exceeding US$100,000,000, then quarterly reporting to the Central Bank of Brazil is required.

Please note that foreign individuals holding Brazilian visas are considered Brazilian residents for purposes of this reporting requirement and must declare at least the assets held abroad that were acquired subsequent to the date of admittance as a resident of Brazil. Individuals holding assets and rights outside Brazil valued at less than US$100,000 are not required to submit a declaration. Please note that the US$100,000 threshold may be changed annually.

Tax on Financial Transaction (“IOF”). Cross-border financial transactions relating to RSUs may be subject to the IOF (tax on financial transactions). The Participant should consult with his or her personal tax advisor for additional details.

CANADA

TERMS AND CONDITIONS

RSUs Payable in Shares Only. Notwithstanding any discretion in the Plan, due to securities law considerations in Canada, the RSUs will be settled in Shares only. The RSUs do not provide any right for the Participant to receive a cash payment.

Termination of Employment. The following provision replaces Section 9(l) of the Award Agreement:

Except as otherwise provided by the Committee or the Grant Notice, in the event of termination of the Participant’s employment (regardless of the reason for such termination and whether or not later found invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), the Participant’s right to vest in the RSUs under the Plan, if any, will terminate effective as of the date that is the earlier of (i) the date on which the Participant’s employment is terminated by the Company or the Employer, (ii) the date on which the Participant receives a notice of termination of employment from the Company or the Employer, or (iii) the date on which the Participant is no longer providing active services to the Company or Employer, regardless of any notice period or period of pay in lieu of such notice required under local law; the Committee shall have the exclusive discretion to determine when the Participant is no longer employed for purposes of the RSUs (including whether the Participant may still be considered to be providing services while on a leave of absence).

The following terms and conditions apply if the Participant is in Quebec:

Authorization to Release and Transfer Necessary Personal Information. The following provision supplements the “Data Privacy Consent” provision set forth above in this Addendum:

The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Participant further authorizes the Company and/or any Affiliate to disclose and discuss the Plan with their advisors. The Participant further authorizes the Company and any Affiliate to record and keep such information in the Participant’s employment file.

French Language Acknowledgment. The following provision supplements the “Language” provision set forth above in this Addendum:

The parties acknowledge that it is their express wish that this Award Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or directly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

NOTIFICATIONS

Securities Law Notification. The Participant will not be permitted to sell or otherwise dispose of the Shares acquired under the Plan within Canada. The Participant will be permitted to sell or dispose of any Shares only if such sale or disposal takes place outside Canada through the facilities of the stock exchange on which the Shares are traded.

Foreign Asset/Account Reporting Notification. If the total cost of the Participant’s foreign specified property (including cash held outside Canada and RSUs and Shares acquired under the Plan) exceeds C$100,000 at any time during the year, the Participant must report all of his or her foreign specified property on Form T1135 (Foreign Income Verification Statement). Thus, unvested RSUs must be reported (generally at a nil cost) if the C$100,000 cost threshold is exceeded by other foreign specified property the Participant holds. When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB typically equals the fair market value of the Shares at the time of acquisition, but if the Participant owns other Shares, the ACB may have to be averaged with the ACB of the other Shares. The Participant should consult with his or her personal tax advisor to ensure compliance with any reporting requirements.

CHILE

NOTIFICATIONS

Securities Law Notification. This grant of RSUs constitutes a private offering of securities in Chile effective as of the Grant Date. This offer of RSUs is made subject to general ruling n° 336 of the Chilean Commission for the Financial Market (“CMF”). The offer refers to securities not registered at the securities registry or at the foreign securities registry of the CMF, and, therefore, such securities are not subject to oversight of the CMF.  Given that the RSUs are not registered in Chile, the Company is not required to provide public information about the RSUs or the Shares in Chile. Unless the RSUs and/or the Shares are registered with the CMF, a public offering of such securities cannot be made in Chile.

Esta Oferta de Restricted Stock Units (“RSUs”) constituye una oferta privada de valores en Chile y se inicia en la Fecha de la Oferta. Esta oferta de RSUs se acoge a las disposiciones de la Norma de Carácter General Nº 336 (“NCG 336”) de la Comisión para el Mercado Financiero de Chile (“CMF”).  Esta oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la CMF, por lo que tales valores no están sujetos a la fiscalización de ésta. Por tratarse de valores no inscritos en Chile no existe la obligación por parte de la Compañía de entregar en Chile información pública respecto de los mismos. Estos valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.

Exchange Control Notification. The Participant is not required to repatriate funds obtained from the sale of Shares or the receipt of any dividends. However, if the Participant decides to repatriate such funds, the Participant must do so through the Formal Exchange Market (“Mercado Cambiario Formal”) if the amount of the funds exceeds US$10,000. In such case, the Participant must report the payment to a commercial bank or registered foreign exchange office receiving the funds.

If the Participant’s aggregate investments held outside Chile meets or exceeds US$5,000,000 (including the investments made under the Plan), the Participant must report the investments annually to the Central Bank (“Banco Central de

Chile”), no later than 60 calendar days following the closing of the month of December. Annex 3.1 of Chapter XII of the Foreign Exchange Regulations must be used to file this report.

Please note that exchange control regulations in Chile are subject to change. The Participant should consult with his or her personal legal advisor regarding any exchange control obligations that the Participant may have prior to the vesting of the RSUs.

Annual Tax Reporting Obligation. The Chilean Internal Revenue Service (“CIRS”) requires Chilean residents to report the details of their foreign investments on an annual basis. Foreign investments include Shares acquired under the Plan. Further, if the Participant wishes to receive a credit against his or her Chilean income taxes for any taxes paid abroad, the Participant must also report the payment of taxes abroad to the CIRS. These reports must be submitted electronically through the CIRS website at www.sii.cl in accordance with applicable deadlines. In addition, Shares acquired upon settlement of the RSUs must be registered with the CIRS’s Foreign Investment Registry. The Participant should consult with his or her personal legal and tax advisors to ensure compliance with applicable requirements.

FRANCE

TERMS AND CONDITIONS

RSUs Not Tax-Qualified. The Participant understands that the RSUs are not intended to be French tax-qualified pursuant to Section L. 225-197 1 to L. 225-197 6 of the French Commercial Code, as amended.

Language Consent. By accepting the RSUs, the Participant confirms having read and understood the Plan and the Award Agreement, including all terms and conditions included therein, which were provided in the English language. The Participant accepts the terms of those documents accordingly.

En acceptant ces <<RSUs>>, le Participant confirme avoir lu et compris le Plan et le convention, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Participant accepte les dispositions de ces documents en connaissance de cause.

NOTIFICATIONS

Foreign Asset/Account Reporting Notification. If the Participant holds securities (e.g., Shares) or maintains a foreign bank account, this must be reported to the French tax authorities when filing his or her annual tax return, whether such accounts are open, current or closed. Failure to comply could trigger significant penalties. The Participant should consult with his or her personal tax advisor to ensure compliance with applicable reporting obligations.

GERMANY

NOTIFICATIONS

Exchange Control Notification. Cross-border payments in connection with the sale of securities or any dividends received in relation to Shares in excess of €12,500 must be reported monthly to the German Federal Bank. The Participant is responsible for satisfying the reporting obligation and must file the report electronically by the fifth day of the month following the month in which the payment is made. A copy of the form can be accessed via the German Federal Bank’s website at www.bundesbank.de and is available in both German and English. No report is required for payments less than €12,500.

Foreign Asset/Account Reporting Notification. In the unlikely event that the Participant holds Shares exceeding 1% of the Company’s total shares of common stock, the Participant must notify his or her local tax office of the acquisition of Shares if the acquisition costs for all Shares held by the Participant exceeds €150,000 or if the Participant holds 10% or more in the Company’s total shares of common stock.

HONDURAS

There are no country-specific provisions.

INDIA

NOTIFICATIONS

Exchange Control Notification. The Participant understands that the RSUs are subject to compliance with the exchange control requirements of the Reserve Bank of India. The Participant understands that he or she must repatriate and convert into local currency the proceeds from the sale of Shares acquired under the Plan within ninety (90) days of receipt and any proceeds from dividends paid on Shares held within one-hundred eighty (180) days of receipt, or within other such period of time as may be required under applicable regulations. The Participant will receive a foreign inward remittance certificate (“FIRC”) from the bank where the Participant deposits the foreign currency. The Participant should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation. The Participant should consult with his or her personal legal advisor to ensure compliance with the applicable requirements.

Foreign Asset/Account Reporting Notification.  The Participant is required to declare any foreign bank accounts and foreign financial assets (including Shares held outside India) in the Participant’s annual tax return.  It is the Participant’s responsibility to comply with this reporting obligation and the Participant should consult with his or her personal tax advisor in this regard.

INDONESIA

TERMS AND CONDITIONS

Language Consent and Notification. By accepting the Award, the Participant (i) confirms having read and understood the documents relating to this grant (i.e., the Plan and the Award Agreement) which were provided in the English language, (ii) accepts the terms of those documents accordingly, and (iii) agrees not to challenge the validity of this document based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation (when issued).

Persetujuan dan Pemberitahuan Bahasa.  Dengan menerima Penghargaan, Peserta (i) mengkonfirmasi bahwa dirinya telah membaca dan mengerti dokumen-dokumen yang terkait dengan pemberian ini (yaitu, Program dan Perjanjian Penghargaan) yang disediakan dalam Bahasa Inggris, (ii) menerima syarat-syarat dari dokumen-dokumen tersebut, dan (iii) setuju untuk tidak mengajukan keberatan atas keberlakuan dokumen ini berdasarkan Undang-Undang No. 24 Tahun 2009 tentang Bendera, Bahasa, dan Lambang Negara, Serta Lagu Kebangsaan atau Peraturan Presiden pelaksananya (ketika diterbitkan).

NOTIFICATIONS

Exchange Control Notification. Indonesian residents are obligated to provide Bank Indonesia with information on foreign exchange activities via a monthly report. Repatriation of proceeds from the sale of Shares or dividends back to Indonesia will trigger the reporting requirement. The report should be submitted online through Bank Indonesia’s website no later than the 15th day of the month following the month in which the activity occurred.

In addition, if proceeds from the sale of Shares or dividends are repatriated to Indonesia, the Indonesian bank handling the transaction is responsible for submitting a report to Bank Indonesia. The Participant should be prepared to provide information, data and/or supporting documents upon request from the bank for purposes of preparing the report.

JAPAN

NOTIFICATIONS

Foreign Asset/Account Reporting Notification. The Participant is required to report details of any assets held outside Japan as of December 31, including Shares, to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due from the Participant by March 15 each year. The Participant is responsible for complying with this reporting obligation and should consult with his or her personal tax advisor as to whether the Participant will be required to report the details of RSUs or Shares he or she holds.

JORDAN

There are no country-specific provisions.

MALAYSIA

TERMS AND CONDITIONS

Data Privacy. The following provision replaces the “Data Privacy Consent” provision set forth above in this Addendum:

The Participant hereby explicitly, voluntarily and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in the Award Agreement and any other Plan participation materials by and among, as applicable, the Company, the Employer and any other Affiliate or any third parties authorized by same in assisting in the implementation, administration and management of the Participant’s participation in the Plan.
The Participant may have previously provided the Company and the Employer with, and the Company and the Employer may hold, certain personal information about the Participant, including, but not limited to, his or her name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, the fact and conditions of the Participant’s participation in the Plan, details of all RSUs or any other entitlement to shares of stock awarded, cancelled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.
The Participant also authorizes any transfer of Data, as may be required, to such stock plan service provider as may be selected by the Company from time to time, which is assisting the Company with the implementation, administration and management of the Plan and/or with whom any Shares acquired upon vesting of the RSUs are deposited.  The Participant acknowledges that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country (e.g., the United States) may have

Peserta dengan ini secara jelas, secara sukarela dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadinya seperti yang dinyatakan dalam Perjanjian ini dan apa-apa bahan penyertaan Pelan  oleh dan di antara, sebagaimana yang berkenaan, Syarikat, Penerima Perkhidmatan dan mana-mana Syarikat Induk atau Anak Syarikat lain atau mana-mana pihak ketiga yang diberi kuasa oleh yang sama untuk membantu dalam pelaksanaan, pentadbiran dan pengurusan penyertaan Pesertadalam Pelan tersebut.
Sebelum ini, Pesertamungkin telah membekalkan Syarikat dan Penerima Perkhidmatan dengan, dan Syarikat dan Majikan mungkin memegang, maklumat peribadi tertentu tentang Peserta, termasuk, tetapi tidak terhad kepada, namanya , alamat rumah dan nombor telefon, alamat emel, tarikh lahir, insurans sosia, nombor pasport atau pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa syer dalam saham atau jawatan pengarah yang dipegang dalam Syarikat, fakta dan syarat-syarat penyertaan Peserta dalam Pelan, butir-butir semua opsyenatau apa-apa hak lain untuk syer dalam saham yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun bagi faedah Peserta (“Data”), untuk tujuan yang eksklusif bagi melaksanakan, mentadbir dan menguruskan Pelan tersebut.
Peserta juga memberi kuasa untuk membuat apa-apa pemindahan Data, sebagaimana yang diperlukan, kepada pembekal perkhidmatan pelan saham sebagaimana yang dipilih oleh Syarikatdari semasa ke semasa, yang membantu Syarikat dalam pelaksanaan, pentadbiran dan pengurusan Pelandan/atau dengan sesiapa yang mendepositkan Saham yang diperolehi different data privacy laws and protections to the Participant’s country, which may not give the same level of protection to Data.  The Participant understands that he or she may request a list with the names and addresses of any potential recipients of Data by contacting his or her local human resources representative. The Participant authorizes the Company, the stock plan service provider and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Participant’s participation in the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case, without cost, by contacting in writing his or her local human resources representative, whose contact details are:
No 8, Jalan Hi-Tech 3/3
Zon Indusrtri Fasa 3, Kulim Hi Tech Park
09000, Kulim, Kedah Darul Aman Malaysia
  Further, the Participant understands that he or she is providing the consents herein on a purely voluntary basis.  If the Participant does not consent, or if the Participant later seeks to revoke the consent, his or her status and career with the Company and the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing the consent is that the Company would not be able to grant future RSUs or other equity awards to the Participant or administer or maintain such awards.  Therefore, the Participant understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan. For more information on the consequences of the refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.

melalui pelaksanaan Opsyen ini. Peserta mengakui bahawa penerima-penerima ini mungkin berada di negara Peserta atau di tempat lain, dan bahawa negara penerima (contohnya, Amerika Syarikat) mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza daripada negaraPeserta, yang mungkin tidak boleh memberi tahap perlindungan yang sama kepada Data. Peserta faham bahawa dia boleh meminta senarai nama dan alamat mana-mana penerima Data dengan menghubungi wakil sumber manusia tempatannya. Peserta memberi kuasa kepada Syarikat, pembekal perkhidmatan pelan saham dan mana-mana penerima lain yang mungkin membantu Syarikat (masa sekarang atau pada masa depan) untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, semata-mata dengan tujuan untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan tersebut. Peserta faham bahawa Data akan dipegang hanya untuk tempoh yang diperlukan untuk melaksanakan, mentadbir dan menguruskan penyertaannya dalam Pelan tersebut. Peserta faham bahawa dia boleh, pada bila-bila masa, melihat data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa pindaan-pindaan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes, tanpa kos, dengan menghubungi secara bertulis wakil sumber manusia di lokasi masing-masing, di mana butir-butir hubungannya adalah:
 No 8, Jalan Hi-Tech 3/3
Zon Indusrtri Fasa 3, Kulim Hi Tech Park
09000, Kulim, Kedah Darul Aman Malaysia
 Selanjutnya, Peserta memahami bahawa dia memberikan persetujuan di sini secara sukarela. Jika Peserta tidak bersetuju, atau jika Peserta kemudian membatalkan persetujuannya , status sebagai Pemberi Perkhidmatan dan kerjayanya dengan Penerima Perkhidmatan tidak akan terjejas; satunya akibat buruk jika dia tidak bersetuju atau menarik balik persetujuannya adalah bahawa Syarikat tidak akan dapat memberikan opsyen pada masa depan atau anugerah ekuiti lain kepada Peserta atau mentadbir atau mengekalkan anugerah tersebut. Oleh itu, Peserta faham bahawa keengganan atau penarikan balik persetujuannya boleh menjejaskan keupayaannya untuk mengambil bahagian dalam Pelan tersebut. Untuk maklumat lanjut mengenai akibat keengganannya untuk memberikan keizinan atau penarikan balik keizinan,Peserta fahami bahawa dia boleh menghubungi wakil sumber manusia tempatannya

NOTIFICATIONS

Director Notification Obligation. If the Participant is a director of an Affiliate, the Participant is subject to certain notification requirements under the Malaysian Companies Act, 2016. Among these requirements is an obligation on the Participant’s part to notify the Malaysian Affiliate in writing when the Participant acquires an interest (e.g., RSUs or Shares) in the Company or any related companies. In addition, the Participant must notify the Malaysian Affiliate when the Participant sells Shares (including Shares acquired under the Plan) or the shares of any related company. These notifications must be made within 14 days of acquiring or disposing of any interest in the Company or any related company.

MEXICO

TERMS AND CONDITIONS

Labor Law Acknowledgment. By accepting the Award, the Participant acknowledges that he or she understands and agrees that: (a) the RSUs are not related to the salary and other contractual benefits provided to the Participant by the Employer; and (b) any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Participant’s employment.

Policy Statement. The invitation the Company is making under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability to the Participant.
The Company, with registered offices at 350 West Washington Street, Suite 600, Tempe, Arizona 85281, United States of America is solely responsible for the administration of the Plan and participation in the Plan or the acquisition of Shares does not, in any way, establish an employment relationship between the Participant and the Company since the Participant is participating in the Plan on a wholly commercial basis and the sole employer is a Mexican legal entity that employs the Participant and to which he/she is subordinated, nor does it establish any rights between the Participant and the Employer.

Plan Document Acknowledgment. By accepting the Award, the Participant acknowledges that he or she has received a copy of the Plan, has reviewed the Plan and the Award Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Award Agreement.

The Participant further acknowledges that having read and specifically and expressly approved the terms and conditions in the Section 9 of the Award Agreement, in which the following is clearly described and established: (a) participation in the Plan does not constitute an acquired right; (b) the Plan and participation in the Plan is offered by the Company on a wholly discretionary basis; (c) participation in the Plan is voluntary; and (d) the Company and its Affiliates are not responsible for any decrease in the value of the Shares underlying the RSUs.

Finally, the Participant does not reserve any action or right to bring any claim against the Company for any compensation or damages as a result of participation in the Plan and the Participant therefore grants a full and broad release to the Employer and the Company (including its Affiliates) with respect to any claim that may arise under the Plan.

Spanish Translation

Reconocimiento de la Ley Laboral. Al aceptar el Otorgamiento, el Beneficiario reconoce y acepta que: (a) las Unidades no se encuentran relacionadas con su salario ni con otras prestaciones contractuales concedidas por parte del Patrón; y (b) cualquier modificación del Plan o su terminación no constituye un cambio o impedimento de los términos y condiciones del empleo del Beneficiario.

Declaración de la Política. La invitación que hace la Compañía bajo el Plan es unilateral y discrecional, por lo que la Compañía se reserva el derecho absoluto de modificar e interrumpir el mismo en cualquier tiempo, sin ninguna responsabilidad para el Beneficiario.

La Compañía, con oficinas ubicadas en 350 West Washington Street, Suite 600, Tempe, Arizona 85281 United States of America, es la única responsable por la administración y la participación en el Plan, así como de la adquisición de acciones, por lo que de ninguna manera podrá establecerse una relación de trabajo entre el Beneficiario y la Compañía, ya que el Beneficiario participa únicamente en de forma comercial y que su único Patrón es una empresa legal Mexicana a quien se encuentra subordinado; la participación en el Plan tampoco genera ningún derecho entre el Beneficiario y el Patrón.

Reconocimiento del Plan de Documentos. Al aceptar el Otorgamiento, el Beneficiario reconoce que ha recibido una copia del Plan, que lo ha revisado junto con el Convenio, y que ha entendido y aceptado completamente las disposiciones contenidas en el Plan y en el Convenio.

Adicionalmente, al firmar el presente documento, el Beneficiario reconoce que ha leído y aprobado de manera expresa y específica los términos y condiciones contenidos en el apartado 9 del Convenio, el cual claramente establece y describe: (a) que la participación en el Plan no constituye un derecho adquirido; (b) que el Plan y la participación en el mismo es ofrecido por la Compañía en forma totalmente discrecional; (c) que la participación en el Plan es voluntaria; y (d) que la Compañía, así como sus Afiliadas, no son responsables por cualquier detrimento en el valor de las acciones que integran las Unidades.

Finalmente, el Beneficiario acepta no reservarse ninguna acción o derecho para interponer una demanda en contra de la Compañía por compensación, daño o perjuicio alguno como resultado de su participación en el Plan y en consecuencia, otorga al Patrón el más amplio y completo finiquito que en derecho proceda, así como a la Compañía y sus Afiliadas, respecto a cualquier demanda que pudiera originarse derivada del Plan.

NETHERLANDS

TERMS AND CONDITIONS

Labor Law Acknowledgment. By accepting the RSU, the Participant acknowledges that: (i) the RSU is intended as an incentive to remain employed with the Employer and is not intended as remuneration for labor performed; and (ii) the RSU is not intended to replace any pension rights or compensation.

PHILIPPINES

NOTIFICATIONS

Securities Law Information. This offering is subject to exemption from the requirements of securities registration with the Philippines Securities and Exchange Commission, under Section 10.1 (k) of the Philippine Securities Regulation Code. Section 10.1(k) of the Philippine Securities Regulation Code provides as follows:

“Section 10.1 Exempt Transactions - The requirement of registration under Subsection 8.1 shall not apply to the sale of any security in any of the following section;

[. . .]

“(k) The sale of securities by an issuer to fewer than twenty (20) persons in the Philippines during any twelve-month period.”

THE SECURITIES BEING OFFERED OR SOLD HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES REGULATION CODE. ANY FURTHER OFFER OR SALE THEREOF IS SUBJECT TO REGISTRATION REQUIREMENTS UNDER THE CODE UNLESS SUCH OFFER OR SALE QUALIFIES AS AN EXEMPT TRANSACTION.

The Participant acknowledges he or she is permitted to dispose or sell Shares acquired under the Plan provided the offer and resale of the Shares takes place outside the Philippines through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the NASDAQ Global Select Market in the United States of America.

SINGAPORE

NOTIFICATIONS

Securities Law Notification. The RSUs are being granted to the Participant pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The Participant should note that such RSU grant is subject to section 257 of the SFA and the Participant will not be able to make any subsequent sale in Singapore, or any offer of such subsequent sale of the Shares underlying the Award, unless such sale or offer in Singapore is made (i) more than six months from the Grant Date, (ii) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA, or (iii) pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. The Shares are currently traded on the NASDAQ Global Select Market, which is located outside Singapore, and Shares acquired under the Plan may be sold through this exchange.

Chief Executive Officer/Director Notification Requirement. If the Participant is a Chief Executive Officer (“CEO”), director, associate director or shadow director of a Singaporean Affiliate, the Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Affiliate in writing of an interest (e.g., unvested RSUs, Shares, etc.) in the Company or any Affiliate within two (2) business days of (i) its acquisition or disposal, (ii) any change in previously disclosed interest (e.g., when Shares acquired at vesting are sold), or (iii) becoming the CEO or a director, associate director or shadow director.

THAILAND

NOTIFICATIONS

Exchange Control Notification. Thai resident Participants realizing US$50,000 or more in a single transaction from the sale of Shares issued to the Participant following the vesting and settlement of the RSUs must repatriate the proceeds to Thailand and then convert such proceeds to Thai Baht or deposit the proceeds into a foreign currency account opened with any commercial bank in Thailand within 360 days of repatriation. If the amount of the Participant’s proceeds is US$50,000 or more, the Participant must provide details of the transaction (i.e., identification information and purpose of the transaction) to the receiving bank. If the Participant fails to comply with these obligations, the Participant may be subject to penalties assessed by the Bank of Thailand. The Participant should consult his or her personal advisor before taking action with respect to the remittance of proceeds from the sale of Shares into Thailand. The Participant is responsible for ensuring compliance with all exchange control laws in Thailand.

TURKEY

NOTIFICATIONS

Securities Law Notification. Under Turkish law, the Participant is not permitted to sell any Shares acquired under the Plan in Turkey.  The Shares are currently traded on the NASDAQ Global Select Market, which is located outside Turkey, under the ticker symbol “FSLR” and the Shares may be sold through this exchange.

Exchange Control Notification. Turkish residents are permitted to purchase and sell securities or derivatives traded on exchanges abroad only through a financial intermediary licensed in Turkey. Therefore, the Participant may be required to appoint a Turkish broker to assist the Participant with the sale of the Shares acquired under the Plan. The Participant should consult his or her personal legal advisor before selling any Shares acquired under the Plan to confirm the applicability of this requirement to the Participant.

UNITED ARAB EMIRATES (“UAE”)

NOTIFICATIONS

Securities Law Notification. The RSUs are available only for select employees of the Company and its Affiliates and is in the nature of providing employee incentives in the UAE. This Award Agreement, the Addendum, the Plan and other incidental communication materials are intended for distribution only to eligible employees for the purposes of an employee compensation or reward scheme, and must not be delivered to, or relied on, by any other person.

The Dubai Creative Clusters Authority, Emirates Securities and Commodities Authority and/or the Central Bank of the United Arab Emirates have no responsibility for reviewing or verifying any documents in connection with the RSUs or this Award Agreement. Further, neither the Ministry of Economy nor the Dubai Department of Economic Development have approved this Award Agreement nor taken steps to verify the information set out in it, and have no responsibility for it.

The securities to which this Award Agreement relates may be illiquid and/or subject to restrictions on their resale. Individuals should conduct their own due diligence on the securities.

Residents of the UAE who do not understand or have questions regarding this Award Agreement, the Addendum or the Plan should consult an authorized financial adviser.